EXHIBIT 99.1

LeMaitre Vascular Acquires Biologic Patch Business from Admedus

BURLINGTON, Mass., Oct. 13, 2019 -- LeMaitre Vascular, Inc. (Nasdaq: LMAT), announced that it has acquired the biologic patch business of Admedus Ltd (ASX: AHZ) for $15.5 million, of which $14.2 million was paid at closing and $1.3 million is due in two post-closing installments, as well as potential earnout payments of $7.8 million payable based upon performance of the acquired business as well as other milestones. The parties also signed a license agreement for the tissue processing technology limited to the CardioCel and VascuCel product lines and a transition services agreement under which Admedus will continue to manufacture the products for up to three years while LeMaitre Vascular transitions manufacturing to its US headquarters. LeMaitre Vascular will not take ownership of the Admedus factory in Perth, Australia.

The acquired patches, marketed under the brands CardioCel® and VascuCel®, are processed in a manner that is intended to reduce the risk of calcification. Annualized 2019 sales of these product lines were $7.1 million, mostly in the US and Europe.

Dave Roberts, LeMaitre Vascular’s President, commented, “We are pleased to add this next-generation biologic patch to our product offerings and to build on the success of our largest product line, XenoSure®.”

Business Outlook

Guidance on how this acquisition may affect LeMaitre Vascular’s 2019 revenue, operating income and EPS expectations will be provided at the Company’s Q3 2019 earnings call on October 23, 2019.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices, implants and services for the treatment of peripheral vascular disease, a condition that affects more than 200 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon. The Company's diversified product portfolio consists of brand name devices used in arteries and veins outside of the heart. Additional information can be found at www.lemaitre.com.

LeMaitre, XenoSure, CardioCel and VascuCel are registered trademarks of LeMaitre Vascular, Inc.

About Admedus

Admedus Ltd is a structural heart company delivering clinically superior solutions that help healthcare professionals create life-changing outcomes for patients. Its focus is on developing next generation technologies with world class partners.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, the risk that the Company may not realize the anticipated benefits of its strategic activities; risks related to the integration of acquisition targets; risks related to the transition of manufacturing from a target to the Company; the risk of significant fluctuations in our quarterly and annual results due to numerous factors; the risk that we may not be able to maintain our recent levels of profitability; the risk that assumptions about the market for the Company’s products and the productivity of the Company’s direct sales force and distributors may not be correct; risks related to product demand and market acceptance of the Company’s products and pricing; the risk that a recall of our products could result in significant costs or negative publicity; the risk that the Company is not successful in transitioning to a direct-selling model in new territories; the risk that the Company will not be successful in selling to a non-core call point; and other risks and uncertainties included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, all of which are available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Contacts

LeMaitre Vascular, Inc.
Sandra Millar
+1-781-425-1686
smillar@lemaitre.com